Law Offices

                      STRADLEY, RONON, STEVENS & YOUNG, LLP

                            2600 One Commerce Square
                      Philadelphia, Pennsylvania 19103-7098
                                 (215) 564-8000




Direct Dial: (215) 564-8024

                                        April 17, 1998

Franklin Tax-Free Trust
777 Mariners Island Blvd.
San Mateo, CA 94403-7777


     Re:    LEGAL OPINION-SECURITIES ACT OF 1933

Ladies and Gentlemen:

     We have examined the Amended and Restated Agreement and Declaration of Trust (the "Declaration of Trust") of Franklin Tax-Free Trust (the "Trust"), a business trust organized under the laws of the State of Massachusetts on September 18, 1984, the By-Laws of the Trust, and the resolutions adopted by the Trust's Board of Trustees organizing the business of the Trust, all as amended to date, and the various pertinent proceedings we deem material. We have also examined the Notification of Registration and the Registration Statements filed under the Investment Company Act of 1940 (the "Investment Company Act") and the Securities Act of 1933 (the "Securities Act"), all as amended to date, as well as other items we deem material to this opinion.

     The Trust is authorized by its Declaration of Trust to issue an unlimited number of shares of beneficial interest without a par value. The Trust currently issues shares of the Franklin Arizona Insured Tax-Free Income Fund; Frankin
Florida Insured Tax-Free Income Fund; Franklin Insured Tax-Free Income Fund; Frankin Massachusetts Insured Tax-Free Income Fund; Franklin Michigan Insured Tax-Free Income Fund; Franklin Minnesota Insured Tax-Free Income Fund; Franklin Ohio Insured Tax-Free Income Fund; Franklin Arizona Tax-Free Income Fund; Franklin Colorado Tax-Free Income Fund; Franklin Connecticut Tax-Free Income Fund; Franklin High Yield Tax-Free Income Fund; Franklin Indiana Tax-Free Income Fund; Franklin Michigan Tax-Free Income Fund; Franklin New Jersey Tax-Free Income Fund; Franklin Oregon Tax-Free Income Fund; Franklin Pennsylvania Tax-Free Income Fund; Franklin Puerto Rico Tax-Free Income Fund; Franklin Alabama Tax-Free Income Fund; Franklin Florida Tax-Free Income Fund; Franklin
Georgia Tax-Free Income Fund; Franklin Kentucky Tax-Free Income Fund; Franklin Louisiana Tax-Free Income Fund; Franklin Maryland Tax-Free Income Fund; Franklin Missouri Tax-Free Income Fund; Franklin North Carolina Tax-Free Income Fund; Franklin Texas Tax-Free Income Fund; Franklin Virginia Tax-Free Income Fund; and Franklin Federal Intermediate-Term Tax-Free Income Fund. The Declaration of Trust designates, or authorizes the Trustees to designate, one or more series or classes of shares of the Trust, and allocates, or authorizes the Trustees to allocate, shares of beneficial interest to each such series or class. The Declaration of Trust also empowers the Trustees to designate any additional series or classes and allocate shares to such series or classes.

     The Trust has filed with the U.S. Securities and Exchange Commission (the "Commission"), a Registration Statement under the Securities Act, which Registration Statement is deemed to register an indefinite number of shares of the Trust pursuant to the provisions of Rule 24f-2 under the Investment Company Act. You have further advised us that the Trust has filed, and each year hereafter will timely file, a Notice pursuant to Rule 24f-2 perfecting the registration of the shares sold by the Trust during each fiscal year during which such registration of an indefinite number of shares remains in effect.

     You have also informed us that the shares of the Trust have been, and will continue to be, sold in accordance with the Trust's usual method of distributing its registered shares, under which prospectuses are made available for delivery to offerees and purchasers of such shares in accordance with Section 5(b) of the Securities Act.

     Based upon the foregoing information and examination, so long as the Trust remains a valid and subsisting trust under the laws of the State of Massachusetts, and the registration of an indefinite number of shares of the Trust remains effective, the authorized shares of the Trust when issued for the consideration set by the Board of Trustees pursuant to the Declaration of Trust, and subject to compliance with Rule 24f-2, will be legally outstanding, fully-paid, and non-assessable shares, and the holders of such shares will have all the rights provided for with respect to such holding by the Declaration of Trust and the laws of the State of Massachusetts.

     We hereby consent to the use of this opinion as an exhibit to the Registration Statement of the Trust, and any amendments thereto, covering the registration of the shares of the Trust under the Securities Act and the applications, registration statements or notice filings, and amendments thereto, filed in accordance with the securities laws of the several states in which shares of the Trust are offered, and we further consent to reference in the registration statement of the Trust to the fact that this opinion concerning the legality of the issue has been rendered by us.


                                    Very truly yours,

                                    STRADLEY, RONON, STEVENS & YOUNG, LLP


                                    BY:  /S/ BRUCE G LETO
                                         Bruce G. Leto